Exhibit 4.12

LEASE SUPPLEMENT NO. 1

CERTAIN OF THE RIGHT, TITLE AND INTEREST OF LESSOR IN AND TO THIS LEASE SUPPLEMENT HAS BEEN ASSIGNED TO, AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF, THE LOAN TRUSTEE REFERRED TO IN THE INDENTURE. THIS LEASE SUPPLEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT CONSTITUTES TANGIBLE CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE OR SIMILAR LEGISLATION AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART. THE COUNTERPART TO BE DEEMED THE ORIGINAL COUNTERPART SHALL BE THE COUNTERPART THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE LOAN TRUSTEE.

LEASE SUPPLEMENT NO. 1

THIS LEASE SUPPLEMENT No. 1 dated ____July 29_____, 2015 (this "Lease Supplement") is between PARINA LEASING LIMITED an exempted company organized with limited liability under the laws of the Cayman Islands, as lessor (the "Lessor"), and LATAM AIRLINES GROUP S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a company organized under the laws of the Republic of Chile, as lessee (the "Lessee").

WITNESSETH:

WHEREAS, the Lessor and the Lessee have heretofore entered into that certain Lease Agreement MSN 6698 dated as of 22 July, 2015 relating to one (1) Airbus model A321-200 Aircraft (herein called the "Lease"; capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease); and

WHEREAS, the Lease provides for the execution and delivery of a Lease Supplement, for the purpose of leasing the Aircraft under the Lease.

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the relevance and adequacy of which are hereby acknowledged, the Lessor and the Lessee hereby agree as follows:

1.          On the Delivery Date, the Lessor will deliver and lease to the Lessee under the Lease, and the Lessee will accept and lease from the Lessor under the Lease, the following described aircraft (the "Aircraft"), which as of the Delivery Date will consist of the following components:

(i)          one (1) Airbus model A321-200 airframe bearing manufacturer's serial number 6698 and Chilean registration mark CC-BEE;

(ii)         two (2) CFM56-5B3/3 engines bearing manufacturer's serial numbers 569903 and 569901, respectively;

(iii)        all the Parts from time to time installed on the Airframe; and

(iv)        the Manuals and Technical Records.

2.          The parties confirm that the Delivery Date for the Aircraft is 29 July 2015.

3.          The parties confirm that the term for the Aircraft shall commence on the Delivery Date and end on 15 November 2027.

4.          The "Series A Installment," "Series B Installment" and "Note Value" in respect of each Basic Rent Payment Date are set forth on Schedules 1 and 2 hereto, respectively.

5.          The parties confirm that the Initial Basic Rent Installment payable for the Aircraft is $8,690,433.

6.          All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

7.          The Lessee confirms that the nameplates and other markings required under Section 8(e) of the Lease have been affixed or will be affixed within ten (10) days of the Delivery Date on the Aircraft.

8.          This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

9.          This Lease Supplement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Supplement to be duly executed by their respective representatives hereunto duly authorized, as of the date and year first above written.

PARINA LEASING LIMITED

By:	/s/ Nina Moreno
Name: Nine Moreno
Title: Attorney-in-Fact

LATAM AIRLINES GROUP S.A.

By:	/s/ Nina Moreno
Name: Nine Moreno
Title: Attorney-in-Fact

In London, on _28 July____2015 before I, ____Sebastian Lorenzini Aracena appears NINA MORENO, nationality ___British______, passport number ____503043344__________. The lease supplement between Parina Leasing Limited and LATAM Airlines Group S.A. in respect of the aircraft with MSN 6698 is being entered into.

[Seal and stamp]

/s/ Sebastian Lorenzini Aracena

Cónsul de Chile

Receipt of this original counterpart No. 1 is acknowledged by:

WILMINGTON TRUST COMPANY,
not in its individual capacity, but solely as Loan Trustee

By:	/s/ Drew H. Davis
Name: Drew H. Davis
Title: Assistant Vice President

By:
Name:
Title:

Certain of the right, title and interest in and to this Lease Supplement of the Lessor has been assigned to and is subject to a security interest in favor of Wilmington Trust Company, as the Loan Trustee, under the Indenture. This Lease Supplement has been executed in several counterparts. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code or similar legislation as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer of possession of any counterpart other than the original. The counterpart to be deemed the original shall be the counterpart that contains the receipt therefor executed by the Loan Trustee on the signature pages thereof, and no security interest in this Lease Supplement may be perfected through the transfer of any counterpart other than said original counterpart. See the Lease for information concerning the rights of the holders of the various counterparts hereof.

SCHEDULE 1 TO LEASE SUPPLEMENT MSN 6698

BASIC RENT INSTALLMENTS

Basic Rent Payment Date	Series A Installment	Series B Installment

August 15, 2015	297,529.87	61,712.00
November 15, 2015	352,338.00	73,080.00
February 15, 2016	352,338.00	73,080.00
May 15, 2016	2,033,265.90	841,954.04
August 15, 2016	775,750.21	229,298.47
November 15, 2016	2,271,075.86	103,792.40
February 15, 2017	750,650.92	103,328.71
May 15, 2017	745,975.41	102,865.02
August 15, 2017	741,299.30	96,756.93
November 15, 2017	736,622.58	225,524.65
February 15, 2018	731,945.20	223,643.92
May 15, 2018	727,267.16	221,762.84
August 15, 2018	722,588.43	219,881.35
November 15, 2018	717,908.97	217,999.52
February 15, 2019	713,228.77	216,117.26
May 15, 2019	749,515.24	214,234.60
August 15, 2019	744,393.09	212,351.48
November 15, 2019	739,269.94	210,467.94
February 15, 2020	734,145.75	208,583.91
May 15, 2020	729,020.49	206,699.40
August 15, 2020	723,894.11	204,814.38
November 15, 2020	718,766.54	202,928.84
February 15, 2021	713,637.78	201,042.72
May 15, 2021	708,507.75	199,156.03
August 15, 2021	703,376.38	197,268.74
November 15, 2021	698,243.64	195,380.83
February 15, 2022	693,109.48	193,492.24
May 15, 2022	687,973.80	191,602.99
August 15, 2022	682,836.56	207,905.24
November 15, 2022	677,697.70	242,182.84
February 15, 2023	672,557.13	239,659.95
May 15, 2023	667,414.79	291,686.35
August 15, 2023	662,270.59	270,348.87
November 15, 2023	657,124.44	1,143,923.71
February 15, 2024	651,976.27	-
May 15, 2024	646,825.98	-
August 15, 2024	641,673.47	-
November 15, 2024	636,518.63	-
February 15, 2025	631,361.36	-
May 15, 2025	626,201.55	-
August 15, 2025	621,039.06	-
November 15, 2025	615,873.79	-
February 15, 2026	610,705.58	-
May 15, 2026	605,534.29	-

Basic Rent Payment Date	Series A Installment	Series B Installment

August 15, 2026	600,359.78	-
November 15, 2026	595,181.88	-
February 15, 2027	590,000.41	-
May 15, 2027	584,815.21	-
August 15, 2027	579,626.06	-
November 15, 2027	9,302,907.56	-

SCHEDULE 2 TO LEASE SUPPLEMENT MSN 6698

NOTE VALUE

The Note Value payable under the Lease are those amounts stated below, are exclusive of the Basic Rent expressed to be payable on the relevant Basic Rent Payment Date, and are subject to adjustment in accordance with the provisions of the numbered paragraphs set out below.

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	40,052,000.00
7/1/2015	40,052,000.00
8/15/2015	40,052,000.00
11/15/2015	40,052,000.00
2/15/2016	40,052,000.00
5/15/2016	37,602,198.06
8/15/2016	36,996,267.81
11/15/2016	35,014,032.06
2/15/2017	34,531,840.55
5/15/2017	34,049,694.32
8/15/2017	33,573,238.83
11/15/2017	32,967,662.88
2/15/2018	32,362,162.94
5/15/2018	31,756,740.84
8/15/2018	31,151,398.51
11/15/2018	30,546,137.88
2/15/2019	29,940,961.01
5/15/2019	29,294,902.53
8/15/2019	28,648,942.27
11/15/2019	28,003,082.73
2/15/2020	27,357,326.49
5/15/2020	26,711,676.24
8/15/2020	26,066,134.74
11/15/2020	25,420,704.86
2/15/2021	24,775,389.58
5/15/2021	24,130,191.97
8/15/2021	23,485,115.22
11/15/2021	22,840,162.63
2/15/2022	22,195,337.63
5/15/2022	21,550,643.77
8/15/2022	20,887,892.52
11/15/2022	20,188,906.94
2/15/2023	19,490,081.52
5/15/2023	18,736,870.47
8/15/2023	18,002,027.62
11/15/2023	16,390,849.15
2/15/2024	15,910,976.80
5/15/2024	15,431,216.08
8/15/2024	14,951,570.38
11/15/2024	14,472,043.24
2/15/2025	13,992,638.33
5/15/2025	13,513,359.48
8/15/2025	13,034,210.69
11/15/2025	12,555,196.11
2/15/2026	12,076,320.09
5/15/2026	11,597,587.16
8/15/2026	11,119,002.05
11/15/2026	10,640,569.69
2/15/2027	10,162,295.26
5/15/2027	9,684,184.15
8/15/2027	9,206,242.02

1.          The Note Value specified in this Schedule 2 is applicable only to the respective Basic Rent Payment Dates set out above in relation to which it is specified.

2.          Where the Note Value becomes payable on, and is required to be calculated as of, any date other than a Basic Rent Payment Date then the Note Value in respect of such other date shall be an amount in Dollars equal to the amount set out above alongside the immediately preceding Basic Rent Payment Date (or the Delivery Date, if the Note Value becomes payable prior to the first Basic Rent Payment Date) plus interest thereon calculated at the rate of interest specified in Section 2.02 of the Indenture for the number of days from and including such immediately preceding Basic Rent Payment Date (or the Delivery Date) to but excluding the date on which such Note Value becomes payable and calculated on the basis of a 360 day year comprised of twelve 30-day months.